Exhibit 99.(e)(4)

Schedule A

to the

Distribution Agreement between

Park Avenue Securities LLC and

Guardian Variable Products Trust

Dated August 8, 2016

Amended as of December 9, 2020

Funds

Guardian All Cap Core VIP Fund

Guardian Balanced Allocation VIP Fund

Guardian Core Fixed Income VIP Fund

Guardian Core Plus Fixed Income VIP Fund

Guardian Diversified Research VIP Fund

Guardian Equity Income VIP Fund

Guardian Global Utilities VIP Fund

Guardian Growth & Income VIP Fund

Guardian Integrated Research VIP Fund

Guardian International Growth VIP Fund

Guardian International Value VIP Fund

Guardian Large Cap Disciplined Growth VIP Fund

Guardian Large Cap Disciplined Value VIP Fund

Guardian Large Cap Fundamental Growth VIP Fund

Guardian Mid Cap Relative Value VIP Fund

Guardian Mid Cap Traditional Growth VIP Fund

Guardian Multi-Sector Bond VIP Fund

Guardian Select Mid Cap Core VIP Fund

Guardian Short Duration Bond VIP Fund

Guardian Small Cap Core VIP Fund

Guardian Small-Mid Cap Core VIP Fund

Guardian Strategic Large Cap Core VIP Fund

Guardian Total Return Bond VIP Fund

Guardian U.S. Government Securities VIP Fund